UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

ZAPATA COMPUTING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Cambridge Innovation Center

50 Milk Street

Boston, MA 02109

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (844) 492-7282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZPTA	The Nasdaq Stock Market LLC
Public warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

sho

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2024, Zapata Computing Holdings Inc. (the “Company”) received notice from the listing qualifications department staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) that, in view of the Company’s disclosure in a Current Report on Form 8-K filed on October 11, 2024 that, on October 7, 2024, the board of directors of the Company approved cessation of the Company’s operations and approved the termination of all of the Company’s employees, except for a small number of employees to be retained for a short period to administer termination of business activities, the Staff believes the Company no longer has an operating business and is a “public shell”. Therefore, in accordance with Listing Rule 5100, the Staff has determined to apply more stringent criteria to preserve and strengthen the quality and integrity of Nasdaq, and to protect prospective investors and the public interest. Accordingly, unless the Company timely requests an appeal, trading of the Company’s common stock and warrants will be suspended at the opening of business on October 25, 2024 and a Form 25 Notification of Delisting will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Company does not plan to appeal the Staff’s determination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, in connection with the previously announced cessation of the operations of the Company, each of William M. Brown, Dana Jones, Jeffrey Huber, William Klitgaard and Raj Ratnakar resigned from their position as a member of the board of directors of the Company and all committees thereof effective immediately. Such resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events including statements related to the cessation of the Company’s operations and the Company’s Nasdaq listing status. These forward-looking statements are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including, but not limited to, the risks identified in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

By:	/s/ Sumit Kapur
Name: Sumit Kapur
Title: Chief Executive Officer and Chief Financial Officer

Date: October 18, 2024